UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into A Material Definitive Agreement.

        On March 27, 2006, Provident Financial Holdings, Inc. ("Company"), the holding company for Provident Savings Bank, F.S.B. ("Bank"), announced that the Company, through the Bank's wholly-owned subsidiary, Provident Financial Corp, signed a Purchase and Sale Agreement to sell approximately six acres of land located in Riverside, California. The successful close of the transaction is expected to result in a pre-tax gain of approximately $2.3 million (approximately $1.3 million net of taxes).

        A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

             (c)     Exhibits

                     99.1   News Release of Provident Financial Holdings, Inc. dated March 27, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2006                                            PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                             /s/ Donavon P. Ternes
                                                                             Donavon P. Ternes
                                                                             Chief Financial Officer

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Exhibit 99.1

News Release of Provident Financial Holdings, Inc. dated March 27, 2006

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3756 Central Ave.                                                                NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

Provident Financial Holdings Announces Agreement to Sell
Approximately Six Acres of Land

        Riverside, Calif. - March 27, 2006 - Provident Financial Holdings, Inc. ("Company"), NASDAQ: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), announced today that the Company signed a Purchase and Sale Agreement to sell approximately six (6) acres of land located in Riverside, California. The Company, through the Bank's wholly-owned subsidiary, Provident Financial Corp, has owned the land since 1994. The Company originally purchased the land when it was exploring the development of a new headquarters' campus. The transaction is subject to certain conditions and contingencies such as, among others, the buyer's ability to secure approvals and permits from governmental agencies which the buyer deems necessary or desirable in connection with its intended use of the land and the buyer's due diligence review.

        The Company anticipates that the transaction will close during the quarter ended September 30, 2006 provided the Purchase and Sale Agreement is not extended and that all conditions and contingencies are met. The successful close of the transaction is expected to result in a pre-tax gain of approximately $2.3 million (approximately $1.3 million net of taxes).

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, conditions imposed by the buyer in connection with the transaction, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as amended. Forward-looking statements are effective only as of the date that they are made and Provident Financial Holdings, Inc. assumes no obligation to update this information.

Contacts:            Craig G. Blunden                                 Donavon P. Ternes
                          Chairman, President & CEO                Senior Vice President & CFO

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